AmericanWest Bank to Merge with Banner Bank

WALLA WALLA, Wash. and SPOKANE, Wash. – November 5, 2014 - Banner Corporation ("Banner") (NASDAQ GSM: BANR), the holding company for Banner Bank and Islanders Bank, and AmericanWest Bank (“AmericanWest”), today announced the signing of a definitive agreement pursuant to which AmericanWest’s holding company will merge with and into Banner and AmericanWest Bank will merge with and into Banner Bank. The merged banks will operate under the Banner Bank brand.

The combined company will be a super community bank with over $9.7 billion in assets, $6.8 billion in loans, $7.9 billion in deposits, and approximately 190 branches across five western states. The combined company will benefit from a diversified geography with significant growth opportunities, including nine of the top Western Metropolitan Statistical Areas by population, and will have an expanded balance sheet with exceptional asset quality, solid core deposit funding and a substantial capital base. The combination will bring together management teams with proven client acquisition strategies, business banking prowess, and the experience of eleven successful whole-bank acquisitions and three branch acquisition transactions over the last eight years.

Following the merger, Banner will continue to be led by Mark J. Grescovich as President and Chief Executive Officer. Five representatives from AmericanWest will join the Banner Board of Directors at closing, increasing the total number of directors to 17.

“This strategic combination is an exciting step forward for both Banner and AmericanWest,” stated Grescovich. “Together, we will have the opportunity to deploy our super community bank model throughout a strengthened presence in Washington, Oregon and Idaho and into attractive growth markets in California and Utah. In addition to being a good geographic fit, the combination is anticipated to result in considerable operating synergies. We expect this merger to provide significant benefits to our expanded group of clients, communities, shareholders, and employees.”

“Merging our two banks is the right step forward because we share similar values and cultures, including the importance of building lasting relationships with our clients and working as a team to deliver seamless solutions that add value for them,” said Scott A. Kisting, Chairman and CEO of AmericanWest Bank. “The merger will also allow us to leverage our collective financial strength to further expand product offerings and technology solutions, while remaining actively involved in the communities we serve.”

Under the terms of the agreement, the aggregate consideration to be received by AmericanWest equityholders will consist of a fixed amount of 13.23 million shares of Banner common stock and $130.0 million in cash. Upon completion of the transaction, such shares will represent an approximately 38.8% pro forma ownership interest in Banner. Based on the closing price of Banner common stock on November 4, 2014, the aggregate value of the transaction is approximately $702 million. Banner expects the transaction to be accretive to its 2015 earnings per share, excluding the transaction-related expenses, and to be 13% accretive to earnings per share in 2016. The definitive merger agreement was approved unanimously by the boards of directors of both companies. The merger is expected to close during the second quarter of 2015 and is subject to approval by Banner’s shareholders and regulatory agencies as well as other customary closing conditions.

Banner was advised in this transaction by Sandler O’Neill + Partners, L.P., as financial advisor, and Cleary Gottlieb Steen & Hamilton LLP, as legal counsel. AmericanWest was advised by Jefferies, LLC, as financial advisor, and Wachtell, Lipton, Rosen & Katz, as legal counsel. Key investors of AmericanWest were advised by Skadden, Arps, Slate, Meagher & Flom LLP and Sullivan & Cromwell LLP.

Investor Conference Call and Supplementary Information

Management will host a conference call regarding this announcement on Thursday, November 6 at 9:00 a.m. PST (12:00 p.m. EST). The call will also be broadcast live via the internet. Interested investors may listen to the call live at www.bannerbank.com. Investment professionals are invited to dial (866) 235-9915 to participate in the call. A replay will be available for two weeks at (877) 344-7529 using access code 10055952, or at www.bannerbank.com. A slide presentation to accompany management's commentary may be accessed from Banner's Form 8-K filing with the SEC or at www.bannerbank.com.

About Banner Corporation

Banner Corporation is a $4.8 billion in assets bank holding company operating two commercial banks in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

About AmericanWest Bank

Based in Spokane, Washington, AmericanWest Bank is a businessfocused community bank offering commercial and business banking, mortgage lending, treasury management products and a full line of consumer products and services. The bank currently operates 94 branches in California, Washington, Idaho, Oregon and Utah. Find out more about AmericanWest Bank at www.awbank.net.

Forward Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," “may,” “shall,” "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," “forecast,” “initiative,” “objective,” “goal,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” or the negative of any of those words or phrases or similar expressions are intended to identify "forward-looking statements" within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed transactions and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the proposed merger of Banner Bank and AmericanWest Bank (“AmericanWest”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite shareholder and regulatory approvals for the transactions might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (10) the ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions by Banner or AmericanWest of other depository institutions or lines of business; (17) Banner’s pending acquisition of Siuslaw Financial Group, Inc. or AmericanWest’s pending acquisition of Greater Sacramento Bancorp may fail to be consummated; and (18) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made except where expressly required by law.

Additional Information

This communication is being made in respect of the proposed merger transaction involving Banner and AmericanWest. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Banner will file a proxy statement on Schedule 14A with the SEC in connection with the proposed transaction, which will be sent to the Banner shareholders. Shareholders are advised to read the proxy statement when it becomes available because it will contain important information about Banner, AmericanWest and the proposed transaction. Banner also plans to file other documents with the SEC regarding the proposed transaction with AmericanWest and the pending proposed merger transaction with Siuslaw Financial Group, Inc. When filed, this document and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Banner’s website at http://www.bannerbank.com/AboutUs/InvestorRelations/SecuritiesandExchangeCommission(SEC)Filings/Pages/default.aspx. Alternatively, these documents, when available, can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636.

Banner Corporation and AmericanWest and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Banner shareholders in connection with the proposed transaction. Information about these participants may be found in the definitive proxy statement of Banner relating to its 2014 Annual Meeting of Stockholders filed with the SEC by Banner on March 24, 2014. The definitive proxy statement can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants will be included in the proxy statement and other relevant documents regarding the proposed merger transaction filed with the SEC when they become available, copies of which may also be obtained free of charge from the sources indicated above.

Transmitted on Globe Newswire on November 5, 2014 at 2:00 p.m. PST.